Exhibit 99.1

October 27, 2023

Re: 2023 District-Wide Independent Director and Michigan Member Director Election Results

Dear Member:

The Federal Home Loan Bank of Indianapolis (“FHLBank Indianapolis”) is pleased to announce the results of the 2023 Board of Directors election.
_________________________________________________________________________

Independent Director District-Wide Election – Two Directors
_________________________________________________________________________

In the 2023 district-wide election, the members elected two new public interest independent directors. The directors shall serve a four-year term beginning on January 1, 2024 and ending on December 31, 2027.

Number of Indiana members eligible to vote	148
Number of Michigan members eligible to vote	198
Total members eligible to vote	346
Number of Indiana members casting votes	61
Number of Michigan members casting votes	103
Total members casting votes	164
Total eligible votes for each directorship	5,892,271

Independent Director Elect	City, State	Votes Received

Anika Goss-Foster* CEO Detroit Future City	Detroit, Michigan	2,701,122

Glenn Wilson* President and CEO Communities First, Inc.	Flint, Michigan	2,647,503

*Elected

October 27, 2023

________________________________________________________________________

Michigan – Elected Member Director – Two Directors
_________________________________________________________________________

In the 2023 Michigan member directorship election, the Michigan members elected two new directors. The directors shall serve a four-year term beginning on January 1, 2024 and ending on December 31, 2027.

Number of Michigan members eligible to vote	198
Number of Michigan members casting votes	148
Total eligible votes for each directorship	2,183,731

Member Director Elect	City, State	Votes Received

Jacqueline (Jackie) Buchanan* President and CEO Genisys Credit Union (FHFA ID 13567)	Auburn Hills, Michigan	822,792

William (Bill) Hufnagel President and CEO Dart Bank (FHFA ID 11837)	Mason, Michigan	471,537

Kenneth Kelly Chairman and CEO First Independence Bank (FHFA ID 16107)	Detroit, Michigan	403,599

Margaret (Peg) Lamb* Senior Vice President and Chief Risk Officer People Driven Credit Union (FHFA ID 55589)	Southfield, Michigan	628,917

Michael Manica Vice Chair and Director, United Bank Financial Corp., the bank holding company of United Bank of Michigan (FHFA ID 13019)	Grand Rapids, Michigan	232,649

Kelly Potes CEO ChoiceOne Bank (FHFA ID 10747)	Sparta, Michigan	464,547

Robert Worthington Senior Vice President, Chief Risk Officer, Secretary and General Counsel Mercantile Bank (FHFA ID 16245)	Grand Rapids, Michigan	416,988

*Elected

October 27, 2023

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the FHLBank Indianapolis and all of the members it serves.

Sincerely,

/s/ Lyndsay H. Miller
Lyndsay H. Miller
Assistant General Counsel and Corporate Secretary